UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2012
____________________
HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)	File No)	Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01    Entry into a Material Definitive Agreement.

Uncommitted Revolving Line of Credit Agreement and Uncommitted Revolving Line of Credit Note
On July 20, 2012, Heartland Payment Systems, Inc. (the “Company”) and certain of the Company's subsidiaries, as guarantors, entered into an Uncommitted Revolving Line of Credit Agreement (the “Sponsor Facility Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as lender and as sponsor bank. In connection with the Sponsor Facility Agreement, the Company also entered a Uncommitted Revolving Line of Credit Note with Wells Fargo (the “Note”). The Company entered into the Sponsor Facility Agreement and the Note in order to provide for a line of credit to fund advances of interchange fees to the Company's small and mid-sized merchants that are processed under the Merchant Financial Services Agreement by and between Wells Fargo and the Company, dated February 8, 2012 (the “Merchant Financial Services Agreement”), during the processing month prior to collecting such fees from such merchants at the beginning of the following month. Generally, the advances of interchange fees to the Company's small and mid-sized merchants are funded first with the Company's available cash, then by incurring a payable to certain of its sponsor banks; upon the commencement of activity under the Wells Fargo sponsorship pursuant to the Merchant Financial Services Agreement, the Company will fund those advances by borrowing from Wells Fargo pursuant to the Sponsor Facility Agreement when that cash has been expended.
Under the terms of the Sponsor Facility Agreement, Wells Fargo may lend, and the Company may borrow, up to $100 million, secured by certain accounts receivable of the Company, solely to advance interchange fees as described above. Interest on any borrowings under the Sponsor Facility Agreement are at the prime rate as identified by Wells Fargo at its principal office in Charlotte, North Carolina. Any borrowings under the Sponsor Facility Agreement must be paid back on the second business day of each calendar month. Certain of the Company's subsidiaries, as guarantors, are obligated to guarantee the payment and performance of any borrowings by the Company. The Sponsor Facility Agreement also contains representations and covenants which are customary for financings of this type. The obligations of the Company to repay any advances under the Sponsor Facility Agreement are further set forth in the Note.
The description of the Sponsor Facility Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Sponsor Facility Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
The description of the Note set forth above does not purport to be complete and is qualified in its entirety by reference to the Note, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Intercreditor Agreement
On July 20, 2012, in connection with the Sponsor Facility Agreement, the Company, as borrower, Wells Fargo, as sponsor, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as bank group administrative agent, entered into an Intercreditor Agreement (the “Agreement”).
The Agreement establishes various inter-lender terms, including, but not limited to, (i) the priority of liens with respect to borrowings under the Sponsor Facility Agreement and the Company's Credit Agreement (as defined below), (ii) the mechanics for the release of any such liens, (iii) the application of proceeds from merchant receivables under the Sponsor Facility Agreement, (iv) the restrictions on amending various agreements and (v) certain other restrictions on the various lenders to the Company.
The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Amendment No. 1 to the Second Amended and Restated Credit Agreement and Consent
On July 20, 2012, in connection with the Sponsor Facility Agreement, the Company, as borrower, the lenders thereto and JPMorgan, as administrative agent, swingline lender and issuing bank, entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated November 24, 2010 (the “Credit Agreement”).
The Amendment amends the Credit Agreement by, among other things, (i) allowing the Company under certain circumstances to increase its revolving credit commitments up to $150 million, (ii) permitting the Company to incur up to $125 million in indebtedness from Wells Fargo pursuant to the Sponsor Facility Agreement in order to advance interchange fees to the Company's small and mid-sized merchants that are processed pursuant to the Merchant Financial Services Agreement, (iii) allowing first priority liens on certain merchant receivables to secure up to $125 million in advances of interchange fees to the Company's small and mid-sized merchants that are processed under the Merchant Financial Services Agreement, (iv) permitting JPMorgan, as administrative agent, to authorize subordination or release of liens under the Sponsor Facility Agreement, (v) amending and adding certain defined terms relating to the Company's repurchase of its equity interests and the effect of such repurchases on the Company's maintenance of certain fixed charge coverage ratios and (vi) making certain other technical and conforming amendments to facilitate the foregoing.
The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.
Item 2.03     Creation of a Direct Financial Obligation.
The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 20, 2012, the Compensation Committee of the Board of Directors of the Company granted each of the following named executive officers the equity awards described below:
Ian Drysdale, President-Network Solutions, received 35,847 restricted stock units with each restricted stock unit representing a contingent right to receive one share of the Company's common stock. The restricted stock units vest over four years beginning July 20, 2013. 8,961 restricted stock units vest on July 20, 2013, 8,962 restricted stock units vest on July 20, 2014, 8,962 restricted stock units vest on July 20, 2015 and the remaining 8,962 restricted stock units vest on July 20, 2016. Such restricted stock units will also be subject to the terms and provisions of the Company's amended and restated 2008 Equity Incentive Plan (the “Plan”) and related restricted stock unit agreement.
Michael Lawler, President-Strategic Markets, received 27,688 restricted stock units with each restricted stock unit representing a contingent right to receive one share of the Company's common stock. The restricted stock units vest in four equal annual installments beginning July 20, 2013. Such restricted stock units will also be subject to the terms and provisions of the Plan and related restricted stock unit agreement.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Uncommitted Revolving Line of Credit Agreement, dated July 20, 2012 by and among Wells Fargo Bank, National Association, as lender and as sponsor bank, Heartland Payment Systems, Inc., a Delaware corporation and each guarantor thereto.

10.2	Uncommitted Revolving Line of Credit Note, dated July 20, 2012 between Heartland Payment Systems, Inc., a Delaware corporation and Wells Fargo Bank, National Association.

10.3
Intercreditor Agreement, dated as of July 20, 2012, among Heartland Payment Systems, Inc., a Delaware corporation, Wells Fargo Bank, National Association, as Sponsor and JPMorgan Chase Bank, N.A., as the Bank Group Administrative Agent for the Bank Group Lenders.

10.4
Amendment No. 1, dated July 20, 2012 to Second Amended and Restated Credit Agreement, dated November 24, 2010, and Consent among Heartland Payment Systems, Inc., a Delaware corporation, the Lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent, Swingline Lender and Issuing Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2012

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Maria Rueda
Maria Rueda
Chief Financial Officer